Exhibit 99.1

EQRx Reports Second Quarter 2022 Financial Results and Recent Corporate Progress

•	Initiated a U.S.-led, comparative Phase 3b clinical trial with aumolertinib for the first-line treatment of EGFR-mutated NSCLC

•	Announced U.K. MHRA acceptance of EQRx’s first regulatory submission (aumolertinib) for review; first sugemalimab regulatory submission expected ex-U.S. in 2H 2022; continue to engage in constructive conversations with the U.S. FDA

•	Presented compelling new clinical data at recent medical meetings, including results from a study of aumolertinib in patients with NSCLC and CNS metastases (ASCO) and a late-breaking oral presentation of final PFS results of sugemalimab in Stage III NSCLC (WCLC)

•	Expanded Global Buyers Club to over 210 million lives covered by payers and health systems

•	EQRx to host conference call and webcast today at 8:00 a.m. ET

CAMBRIDGE, Mass. – August 11, 2022 – EQRx, Inc. (Nasdaq: EQRX), a new type of pharmaceutical company committed to developing and delivering innovative medicines to patients at radically lower prices, today reported financial results for the second quarter ended June 30, 2022 and provided an overview of recent corporate progress.

“We made significant progress against our business objectives this quarter, highlighted most recently by the initiation of our Phase 3b, U.S.-led comparative study with aumolertinib and acceptance of EQRx’s first filing by a global regulatory agency,” said Melanie Nallicheri, president and chief executive officer of EQRx. “We also recently presented important clinical data that supports the strength and quality of our lead oncology programs. Our team remains focused on advancing these programs towards regulatory approvals, building our Global Buyers Club, and maintaining our strong financial position that provides expected cash runway at least into 2025.”

Recent Business Highlights

Catalog of Medicines in Development

Aumolertinib (third-generation epidermal growth factor receptor (EGFR) inhibitor)

EGFR-mutated Non-small Cell Lung Cancer (NSCLC)

•	Initiated a U.S.-led, randomized, three-arm, open-label, controlled, Phase 3b clinical trial to evaluate the safety and efficacy of aumolertinib and chemotherapy versus aumolertinib alone, along with an osimertinib reference arm, for the first-line treatment of EGFR-mutated NSCLC. This study is designed to address the applicability of the Phase 3 AENEAS trial results to current U.S. medical practice and patient population.

•	In June 2022, the United Kingdom’s (U.K.) Medicines and Healthcare products Regulatory Agency (MHRA) accepted for review the marketing authorization application (MAA) for aumolertinib, EQRx’s first submission to a regulatory agency. EQRx continues to engage in constructive conversations with the United States (U.S.) Food and Drug Administration (FDA) to gain greater clarity on the regulatory path forward in the U.S.

•	Presented clinical data from the pivotal Phase 3 AENEAS study at the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting, demonstrating that aumolertinib reduced the risk of central nervous system (CNS) progression as a first-line treatment in patients with locally advanced or metastatic EGFR-mutated NSCLC who had baseline CNS metastases by 68% compared to gefitinib (29.0 vs 8.3 months; HR=0.319; 95% CI, 0.176-0.580; P<0.0001).*

•	EQRx’s partner Turning Point Therapeutics initiated a Phase 1b/2 clinical trial evaluating the safety, tolerability and preliminary efficacy of aumolertinib in combination with elzovantinib in patients with EGFR mutant MET-amplified advanced NSCLC.

Sugemalimab (anti-PD-L1 antibody)

Stage IV Non-small Cell Lung Cancer

•	Presented clinical data from a pre-specified interim analysis of overall survival (OS) from the pivotal Phase 3 GEMSTONE-302 study at the 2022 ASCO Annual Meeting.**

o	Results demonstrated that sugemalimab plus platinum-based chemotherapy reduced the risk of death by 35% compared to platinum-based chemotherapy plus placebo in patients with previously untreated Stage IV NSCLC (25.4 vs 16.9 months; HR=0.65; 95% CI, 0.50-0.84; P=0.0008). OS benefit was observed in the sugemalimab plus chemotherapy group compared with the placebo plus chemotherapy group, including in patients with different levels of PD-L1 expression (PD-L1 ≥1%, median OS 27.0 vs. 19.0 months, HR=0.64; PD-L1 <1%, median OS 19.4 vs. 14.8 months, HR=0.66). No new safety signals were observed with longer follow-up.

•	EQRx’s first regulatory submission for sugemalimab for Stage IV NSCLC is expected outside of the U.S. during the second half of 2022. The company continues to engage in constructive conversations with the FDA to gain greater clarity on the regulatory path forward in the U.S.

•	Planning to initiate a U.S.-led, randomized, comparative clinical trial in Stage IV NSCLC to evaluate sugemalimab vs. other approved checkpoint inhibitor(s). The goal of this study is to assess the applicability of GEMSTONE-302 study results to current U.S. medical practice and patient population.

Stage III Non-small Cell Lung Cancer

•	Presented final progression-free survival (PFS) results from the pivotal Phase 3 GEMSTONE-301 trial of sugemalimab in a late-breaking, oral presentation at the International Association for the Study of Lung Cancer (IASLC) 2022 World Conference on Lung Cancer (WCLC).**

o	These results showed that sugemalimab continued to demonstrate a clinically and statistically significant improvement in PFS compared to placebo as consolidation therapy for patients with locally advanced, unresectable Stage III NSCLC without disease progression after concurrent or sequential chemoradiotherapy. There are currently no immunotherapy consolidation treatments in the U.S. or Europe approved for patients with unresectable Stage III NSCLC who have received sequential chemoradiotherapy.

o	An interim analysis of overall survival from GEMSTONE-301 is expected in 2023.

Extranodal NK/T-cell Lymphoma (ENKTL)

•	Presented clinical data from the primary analysis from the Phase 2 GEMSTONE-201 study of sugemalimab in relapsed or refractory ENKTL, a rare and aggressive form of non-Hodgkin lymphoma, in an oral presentation at the 2022 ASCO Annual Meeting. The objective response rate for patients treated with sugemalimab was 46.2%, with 37.2% of patients achieving a complete response. The one-year duration of response rate was 86%, and the median duration of response was not reached as of the cutoff date.**

•	A U.S. regulatory submission for relapsed or refractory ENKTL is expected in 2023; sugemalimab was granted Breakthrough Therapy designation by the FDA for ENKTL in 2020.

Other Pipeline Programs

•	EQRx plans to investigate the JAK-1 inhibitor EQ121 in atopic dermatitis to start building its immunology and inflammation franchise.

•	A Phase 3 multiregional trial of the anti-PD-1 antibody nofazinlimab (EQ176, also known as CS1003) in combination with lenvatinib as first-line treatment for patients with advanced hepatocellular carcinoma (HCC) is ongoing. EQRx’s partner CStone Pharmaceuticals announced in March 2022 that the study had met its pre-specified enrollment target.

•	A Phase 2 multiregional trial of the CDK4/6 inhibitor lerociclib (EQ132) as first- and second-line treatment for metastatic breast cancer is ongoing.

•	EQRx entered into a research and development collaboration with Aurigene to jointly accelerate the development of drug candidates in the areas of oncology and immune-inflammatory diseases, bringing EQRx’s total number of drug engineering partners to seven.

Global Buyers Club

•	Signed memoranda of understanding (MOUs) with payers and health systems that have approximately 30 million lives within their networks. This brings the count of total lives covered by the payers and health systems with which EQRx has MOUs in place to approximately 210 million.

Second Quarter 2022 Financial Highlights

•	Cash Position: Cash, cash equivalents and short-term investments totaled $1.6 billion at June 30, 2022. EQRx expects to maintain sufficient capital resources to fund anticipated operations at least into 2025.

•	Operating Expenses: Total operating expenses for the three months ended June 30, 2022 were $79.1 million, as compared to $34.6 million for the three months ended June 30, 2021. EQRx continues to expect full year 2022 operating expenses to be $400.0 million or less.

o	R&D Expenses: Research and development expenses for the three months ended June 30, 2022 were $47.3 million, as compared to $21.4 million for the three months ended June 30, 2021. This increase was primarily driven by a $14.3 million increase in discovery, preclinical and clinical development costs; an $11.4 million increase in employee-related expenses; as well as a net increase in consulting and professional fees and other research and development activities.

o	G&A Expenses: General and administrative expenses for the three months ended June 30, 2022 were $31.8 million, as compared to $13.2 million for the three months ended June 30, 2021. The increase was primarily driven by a $14.4 million increase in employee-related expenses and a $3.4 million increase in consulting and professional fees.

•	Net Loss: Net loss totaled $82.5 million for the three months ended June 30, 2022, as compared to a net loss of $34.5 million for the three months ended June 30, 2021.

Conference Call and Webcast Information

EQRx will host a conference call and webcast today, August 11, 2022, at 8:00 a.m. Eastern Time. A live webcast of the call will be available on the “Investor Relations” page of EQRx’s website at https://investors.eqrx.com/news-events/events-presentations. To access the call by phone, participants should visit this link (registration link) to receive dial-in details. Participants are requested to register at least 15 minutes before the start of the call. The webcast will be made available for replay on EQRx’s website beginning approximately two hours after the event.

About EQRx

EQRx is a new type of pharmaceutical company committed to developing and delivering innovative medicines to patients at radically lower prices. Launched in January 2020, EQRx is purpose-built, at scale, with a growing catalog of medicines in development in high-cost drug categories and emerging partnerships with leading payers and health systems. Leveraging cutting-edge science and technology and strategic partnerships with stakeholders from across the healthcare system, EQRx aims to provide innovative, patent-protected medicines more efficiently and cost-effectively than ever before. To learn more, visit www.eqrx.com and follow us on social media: Twitter: @EQRxInc, LinkedIn, Instagram: @eqrxinc.

EQRx™ and Remaking Medicine™ are trademarks of EQRx.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may be identified by the use of words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “design,” “strategy,” “future,” “opportunity,” “continue, “aim,” “goal,” “plan,” “may,” “look forward,” “should,” “will,” “would,” “will be,” “will likely result,” and similar expressions. These forward-looking statements include, but are not limited to, express or implied statements regarding EQRx’s cash runway; the timing of regulatory submissions; plans for clinical trials; ability of trials to address current U.S. medical practice; gaining clarity on a regulatory path forward in the U.S.; presentation of data for EQRx’s product candidates; estimated operating expenses; and EQRx’s ability to create a market-based solution to lower drug prices and expand patient access to innovative medicines; among others. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the inherent risks in pharmaceutical development, including with respect to the conduct of clinical trials and risk of delays; risks that the results of prior clinical trials may not be predictive of future results; risks regarding the timing and outcome of EQRx’s interactions with regulatory authorities and its ability to gain clarity on a regulatory path forward; risks that the regulatory pathway in one or more markets may not be compatible with EQRx’s business model; risks associated with successfully demonstrating the safety and efficacy of its drug candidates and obtaining regulatory approvals; risks associated with EQRx’s ability to otherwise implement its business plans, including risks associated with its growth strategy and expanding and maintaining the Global Buyers Club; variations in operating performance across competitors; changes in the competitive and highly regulated industries in which EQRx operates, including laws and regulations affecting EQRx’s business; and other risks associated with its plans to create a new kind of pharmaceutical company, among others. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section in EQRx’s most recent Annual Report on Form 10-K as well as any other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and EQRx assumes no obligation, and does not intend, to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investors and others should note that we communicate with our investors and the public using our website www.eqrx.com, including, but not limited to, company disclosures, investor presentations and FAQs, SEC filings, press releases, public conference call transcripts and webcast transcripts. The information that we post on our website could be deemed to be material information. As a result, we encourage investors, the media and other interested parties to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing with the SEC.

EQRx, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$47,298	$21,416	$100,726	$38,093
General and administrative	31,792	13,223	64,055	23,505
Total operating expenses	79,090	34,639	164,781	61,598
Loss from operations	(79,090)	(34,639)	(164,781)	(61,598)
Other (expense) income:
Change in fair value of contingent earn-out liability	(8,205)	—	93,569	—
Change in fair value of warrant liabilities	1,184	—	5,131	—
Interest income, net	4,091	19	4,273	163
Other (expense) income, net	(526)	94	(12)	92
Total other (expense) income, net	(3,456)	113	102,961	255
Net loss	$(82,546)	$(34,526)	$(61,820)	$(61,343)
Net loss per share - basic	$(0.17)	$(0.11)	$(0.13)	$(0.19)
Net loss per share - diluted	$(0.17)	$(0.11)	$(0.13)	$(0.19)
Weighted average common shares outstanding - basic	473,058,458	318,272,186	471,849,487	314,903,264
Weighted average common shares outstanding - diluted	473,058,458	318,272,186	471,849,487	314,903,264

EQRx, Inc.

Selected Condensed Consolidated Balance Sheet Data

(unaudited)

(in thousands)

	June 30,	December 31,
	2022	2021
Cash, cash equivalents and short-term investments	$1,557,347	$1,678,542
Working capital(1)	1,533,036	1,666,556
Total assets	1,608,279	1,729,442
Total stockholders’ equity	1,474,501	1,514,839
Restricted cash	633	633

(1)	Working capital is defined as current assets less current liabilities.

EQRx Contacts:

Media:

Dan Budwick

1AB

dan@1abmedia.com

Investors:

investors@eqrx.com

* EQRx and Hansoh Pharmaceuticals have partnered on the global development of aumolertinib. This presentation was shared by Hansoh Pharmaceuticals and its collaborators.

** EQRx and CStone Pharmaceuticals have partnered on the global development of sugemalimab. This presentation was shared by CStone Pharmaceuticals and its collaborators.